UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________

FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2012

TWO RIVERS WATER COMPANY
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Tower 1 Ste 3100, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
__________________________
(Registrant's Telephone number)

(Former Name or Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 2 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information in this Item 2.01 and 7.01 of this Current Report is furnished pursuant to Item 5.02(b) and 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 2.01  Completion of Acquisition of Assets

On November 2, 2012 Two Rivers Water Company, through its wholly owned subsidiary TR Bessemer, LLC (“Two Rivers”), completed the acquisition of certain assets of R & S Dionisio Real Estate and Equipment, LLC, Dionisio Produce & Farms, LLC, and Russell Dionisio. Among other things Two Rivers acquired farmland, water rights, equipment and a produce wholesaling business. The acquisition is more fully described in the agreements which are attached to this current report on Form 8-K.  Two Rivers acquired these assets for $3,000,000 of which approximately $900,000 was financed and $600,000 is in the form of a promissory note to the seller.

The closing documents are attached as Exhibits 99.2 – 99.12

SECTION 7 – REGULATION FD DISCLOSURE

ITEM 7.01  Regulation FD Disclosure

Press Release

Two Rivers Water Company announced that it completed the second phase of the acquisition of Dionisio Farms and Produce, LLC.

The text of the press release is attached herewith as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press release dated November 5, 2012*
99.2	Master Agreement*
99.3	First Amendment to the Master Agreement*
99.4	Second Amendment to the Master Agreement*
99.5	Third Amendment to the Master Agreement*
99.6	Second Closing to Master Agreement*
99.7	Assignment of Trademark*
99.8	Bill of Sale*
99.9	Promissory note*
99.10	Assignment of contracts*
99.11	Employment agreement with Russ Dionisio*
99.12	Lease agreement for equipment*
____________________ *Filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER COMPANY (Registrant)
Dated: November 6, 2012	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer